EXHIBIT 10.3


                                 LEASE AGREEMENT
                                 ---------------



                       BY AND BETWEEN:

LANDLORD:                         ANTHONY S. AMOSCATO and GERALDINE R. AMOSCATO
                                  580 Centre Street
                                  Nutley, New Jersey  07110
TENANT:                           MONMOUTH COMMUNITY BANK
                                  627 Second Avenue
                                  Long Branch, New Jersey  07740-0630
PREMISES:                         700 Allaire Road
                                  Spring Lake Heights, New Jersey  07762
DATED:                            December 22, 1998




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                                TABLE OF CONTENTS



ARTICLE 1.       DEMISED PREMISES                                4

ARTICLE 2.       TERM                                            4

ARTICLE 3.       OPTIONS TO RENEW                                4

ARTICLE 4.       BASIC RENT                                      5

ARTICLE 5.       USE                                             5

ARTICLE 6.       PAYMENT OF UTILITIES                            6

ARTICLE 7.       MAINTENANCE AND CARE BY TENANT AND
                 BY LANDLORD                                     6

ARTICLE 8.       EXCAVATIONS                                     7

ARTICLE 9.       INSTALLATIONS, ALTERATIONS AND REMOVALS         7

ARTICLE 10.      SIGNS                                           7

ARTICLE 11.      INSURANCE                                       8

ARTICLE 12.      REPRESENTATIONS OF LANDLORD                     9

ARTICLE 13.      INDEMNITY                                       9

ARTICLE 14.      DAMAGE OR DESTRUCTION                           9

ARTICLE 15.      HOLDOVER                                        10

ARTICLE 16.      ASSIGNMENT                                      10

ARTICLE 17.      INSPECTION                                      11

ARTICLE 18.      QUIET ENJOYMENT                                 11

ARTICLE 19.      SURRENDER                                       11

ARTICLE 20.      MORTGAGES                                       11

ARTICLE 21.      REAL ESTATE TAXES                               11

ARTICLE 22.      BROKERAGE                                       12

ARTICLE 23.      DEFAULT                                         13

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ARTICLE 24.      VIOLATION, EVICTION, RE-ENTRY AND
                 DAMAGES                                         13

ARTICLE 25.      CONDEMNATION                                    13

ARTICLE 26.      NOTICES                                         14

ARTICLE 27.      SUCCESSORS AND ASSIGNS                          14

ARTICLE 28.      SEVERABILITY                                    14

ARTICLE 29.      GOVERNING LAW                                   14

ARTICLE 30.      WAIVER                                          14

ARTICLE 31.      CAPTIONS                                        15

ARTICLE 32.      JURY WAIVER                                     15

ARTICLE 33.      NO DISQUALIFICATION                             15

ARTICLE 34.      MARGINAL NOTES                                  15

ARTICLE 35.      ENTIRE AGREEMENT                                15

ARTICLE 36.      APPROVALS                                       15



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                                      LEASE
                                      -----

     THIS LEASE made and entered into this 22nd day of December, 1998 by and between ANTHONY S. AMOSCATO and GERALDINE R. AMOSCATO, whose address is 580 Centre Street, Nutley, New Jersey 07110 ("Landlord"), and MONMOUTH COMMUNITY BANK, a banking corporation of the State of New Jersey, the principal place of business of which is located at 627 Second Avenue, Long Branch, New Jersey 07740-0630 ("Tenant").

                              W I T N E S S E T H:
                              --------------------

     In consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Demised Premises. Landlord does hereby lease unto Tenant the premises including a building and a parking lot area located at 700 Allaire Road, Spring Lake Heights, New Jersey 07762 (such land and building hereinafter referred to as the "Premises"), as more specifically described in Exhibit "A" hereto together with all necessary rights of access thereto. Tenant at its sole cost and expense shall obtain a certificate of occupancy and other required permits necessary to provide for Tenant's lawful use and occupancy. The Demised Premises are leased subject to the encumbrances and conditions, if any, in Exhibit "A-1" hereto.

2. Term. The Term of this Lease shall be five (5) years, commencing on May 1, 1999 ("Commencement Date"), and ending on April 30, 2004 ("Term"). Landlord shall deliver possession of the Premises to Tenant on the Commencement Date.

3.   Options to Renew.

     3.1 Provided Tenant shall not then be in default, as defined below, in the performance of any of its obligations and covenants under this Lease, Tenant may renew the Term of this Lease upon all of the terms, provisions and conditions herein set forth (unless otherwise expressly set forth herein) for an additional successive period of five years commencing on May 1, 2004 and ending on April 30, 2009 (the "First Renewal Term") by giving written notice thereof to Landlord at the address set forth above by registered or certified mail, postage prepaid, mailed not less than 180 days prior to the expiration of the Term.

     3.2 Provided Tenant shall not then be in default, as defined below, in the performance of any of its obligations and covenants under this Lease as extended through the First Renewal Term, Tenant may renew the Term of this Lease upon all of the terms, provisions and conditions herein set forth (unless otherwise expressly set forth herein) for an additional successive period of five years commencing on May 1, 2009 and ending on April 30, 2014 by giving written notice thereof to Landlord at the address set forth above by registered or certified mail, postage prepaid, mailed not less than 180 days prior to the expiration of the First Renewal Term.

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4.   Basic Rent.  During the first and second  lease  years of the Term,  Tenant agrees to pay to Landlord as basic rent for the Premises, at the address set forth above or at such other address the Landlord may designate in writing from time to time, the sum of FIVE THOUSAND SIX HUNDRED DOLLARS and 00/100 ($5,600.00) per month, payable in advance the first day of each month during the first and second lease years of the Term, without setoff or deduction for any reason, beginning on the Commencement Date. On the first day of the third, fourth and fifth lease years during the Term, Tenant shall pay in advance on the first day of each month, without setoff or deduction for any reason, the greater of (a) one hundred four percent (104%) of the monthly payable for the immediately preceding lease year, or
     (b) the basic rent of $5,600.00 increased by the percentage increase in the Consumer Price Index for All Urban Consumers (1982-84=100) for New York - Northeastern, New Jersey (or its substitute or successor) published by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI") between May, 1999 and May of the applicable lease year. During each year of the renewal term as set forth above, the basic rent shall be the greater of (a) one hundred four percent (104%) of the monthly payment for the immediately preceding lease year, or (b) the basic rent of $5,600.00 increased by the percentage increase in the CPI between May 1999 and May of the applicable lease year. Since the rent payment for at least the first month of a new lease year will be paid prior to the determination of any applicable rent increase based upon the Consumer Price Index any increase for months already elapsed after commencement of a new lease year shall be added to the next monthly rent payment then becoming due and payable.

     In the event the Consumer Price Index as aforesaid is discontinued or unavailable, then in that event the parties shall select an equivalent and substituted Index to be applied in the same manner as in this Lease provided. If the Term begins or ends on a day other than the first day of a month, rent for the months of beginning and expiration of this Lease shall be prorated on a per diem basis.

5.   Use.

5.1 The Premises may be used by Tenant for a bank with automatic teller machines and drive-up window, offices, brokerage business or any other lawful use.

     5.2 Subject to exceptions stated in this lease, Tenant shall comply with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters or similar groups that arise from its use and are applicable to the Premises. Landlord represents and warrants to Tenant that to the best of Landlord's knowledge on the date of delivery of possession of the Premises to Tenant the Premises were in compliance with all laws, orders, rules and requirements of governmental authorities, insurance carriers, board of fire underwriters or similar groups and represents that the Premises are zoned to permit the use of the Premises as a bank with automatic teller machine and drive-up window.

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6.   Payment  of  Utilities.  Tenant  shall  pay  all  charges  for  heat,  gas, electricity, water and other public utilities used and consumed by Tenant on the Premises during the Term, and any extensions thereof.

7.   Maintenance and Care by Tenant and by Landlord.

     7.1 Tenant shall be responsible for all repairs and maintenance to the interior premises except as set forth in 7.2. Subject to 7.2, Tenant shall maintain and repair the plumbing, heating, air conditioning, and ventilation system (collectively, the "Major Systems") within the Demised Premises and replace light bulbs (interior and exterior including ceilings and soffits). Except as otherwise provided herein, Landlord shall keep and maintain the roof, exterior walls, and structural floor slabs in good condition, reasonable wear and tear excepted, and in the event of complete failure, not due to Tenant's negligence or willful destruction, Landlord shall be responsible for the replacement of the Major Systems. During the time that Lot 65, Block 46.01 on the Tax Map of the Borough of Spring Lake Heights is only leased or rented by Tenant, Tenant shall make repairs and maintain the parking area, maintain a service contract for landscaping and the sprinkler system, ground sweeping, pest control and remove the snow, ice and debris from the parking lot. Tenant shall be responsible for its own janitorial services. Tenant shall arrange for trash and rubbish removal from the premises. Tenant shall further replace as necessary exterior pole light bulbs during the period of time Lot 65, Block 46.01 is only leased or rented by Tenant.

     7.2 Notwithstanding anything to the contrary contained in paragraph 7.1, if the Landlord shall construct any other building(s) on Lot 65, Block 46.01 then the Landlord shall be responsible to repair, maintain and replace the parking area associated with such other building, remove the snow, ice and debris from the parking area associated with such other building and be responsible for removal of trash and rubbish from the parking area associated with such other building.

     7.3 Tenant on request to Landlord will be entitled to copies of any bills or other documentation evidencing any costs which have been incurred by Landlord and which Tenant is obligated to reimburse in whole or in part to Landlord under this Article or under any other Article on this Lease. It is agreed that no apportionment of any common area costs should ever be made in a manner to result in Landlord recovering more from Tenant than Tenant's proportionate share of such increase.

            Even though the term has expired and Tenant has vacated the premises when the final determination is made of Tenant's share of common area costs for the year in which this lease expires or terminates, Tenant shall immediately pay any monies due and conversely any overpayment that may have been made on the basis of any estimate by Landlord shall be refunded to Tenant immediately.

8. Excavations. In the event that Landlord requires an excavation be made for building or other purposes upon land near, adjacent or contiguous to the Demised Premises, or in the

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     event  that same  shall be  contemplated  to be made,  Tenant  agrees  upon reasonable notice to Tenant to afford the person or persons causing or to cause such excavation, license to enter upon the Demised Premises in accordance with the Tenant's reasonable security concerns for the purpose of doing such things as are or may be contemplated or allowed by any present or future laws, rules, requirements, orders, direction, ordinances or regulations of the United States of America, or of the state, county or city governments or of any other municipal, governmental or lawful authority whatsoever. Entry shall be made in a way to minimize disruption to Tenant. In accordance with the reasonable security provision of Tenant, Landlord does hereby retain the right to have access to and entry into the Demised Premises including but not limited to the non-exclusive use of the parking area and access area into the premises adjacent thereto known as 2003 Highway 71, Spring Lake Heights, New Jersey and 2005 Highway 71, Spring Lake Heights, New Jersey as shown on the Map attached hereto as
     Exhibit  B.  Landlord  shall  exercise   reasonable  care  to  prevent  any
     destruction, damage or injury or loss to the Demised Premises by Landlord or excavators or any other third person.

9.   Installations, Alterations and Removals.

     9.1 Tenant may make alterations, changes or permanent additions or improvements to the Premises with Landlord's consent not to be unreasonably withheld or delayed provided that if such involves an expenditure of less than $10,000.00, Landlord's consent shall not be required. Any such permitted alterations and additions shall be made at Tenant's sole cost and expense and shall be completed free and clear of all mechanics' and other similar liens and claims. All equipment, fixtures and personal property installed by Tenant shall be and shall remain the property of Tenant and may be removed by Tenant upon termination of this Lease provided, however, that Tenant shall repair all damage to the Premises caused by such removal.

     9.2    If any  mechanic's  or  materialmen's  lien  is  filed  against  the
            Premises for work claimed to have been done for, or materials claimed to have been furnished to Tenant in undertaking such alterations or additions or installing such equipment, fixtures or property, such lien shall be discharged or bonded by Tenant within thirty (30) days thereafter, at Tenant's sole cost and expense, by the payment thereof or by filing any bond required by law. If Tenant fails to discharge any such mechanic's or materialmen's lien,
            Landlord may, at its option, after giving ten (10) days prior written notice to Tenant, discharge the same and treat the cost thereof as additional rent payable with the monthly installment of rent next becoming due. Such discharge by Landlord shall not be deemed to waive, or release, the failure of Tenant in not discharging the same. Any such repairs shall be conducted on behalf of Tenant.

10. Signs. Tenant may, in connection with its use of the Premises as a bank facility, install signs on the Premises provided, however, that such signs shall comply with all applicable laws, ordinances and other governmental regulations.

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11.  Insurance.  During the Term and any  renewals of this Lease,  Tenant  shall maintain fire and extended coverage insurance which is adequate to cover the cost or replacement of all personal property, decorations, trade fixtures, furnishings and equipment and all contents of the Premises. Tenant may carry such insurance under a blanket policy. During the Term and any extensions of this Lease, Landlord at its cost and expense shall keep and maintain fire and extended coverage insurance on the Premises for the full replacement cost of the building and improvements on the Premises. All policies shall be with companies qualified to do business in the State of New Jersey. The policies maintained by Landlord shall name Tenant as an additional insured and shall provide that the proceeds shall be payable to Landlord and/or Tenant as their respective interests may appear. Landlord shall furnish evidence of the payment of the premiums to Tenant. Tenant shall reimburse the Landlord for the portion of the insurance costs attributable to the building which it is leading hereunder. Landlord shall adjust such charge to Tenant to fairly allocate the cost to the building and improvements on the Premises.

     Tenant shall provide and keep in force, for the benefit of Landlord, general accident and public liability, insurance fully protecting Landlord against any and all liability occasioned by accident or disaster, in the amount of ONE MILLION DOLLARS ($1,000,000.00) in respect of injuries to any one person, and in the amount of ONE MILLION DOLLARS ($1,000,000.00) in respect of any one accident or disaster, and such accident and liability insurance shall cover the entire building and premises as well as the sidewalks immediately in front of and adjacent to the Demised Premises; plate glass insurance; and on demand of Landlord, such other insurance as may be appropriate and customary for like buildings with this use. Tenant may carry a blanket policy. Policies covering Landlord and Tenant, as their respective interests may appear, but otherwise in the form herein provided, shall be deemed to be in compliance with the provisions of this covenant. All said policies shall be obtained by Tenant and certificates thereof delivered to Landlord upon the commencement of the term hereof with evidence by stamping or otherwise of the payment of the premiums thereon, and shall be taken in such amounts and in such responsible companies authorized to do business in the State of New Jersey.

     Twenty (20) business days prior to the expiration of any policy or policies of insurance, Tenant shall pay the premiums for renewal insurance and deliver to Landlord or to any mortgagee Landlord may designate within said period of time, evidence of payment by stamping or otherwise of the payment of the premiums thereon and deliver certificates of insurance. If such premiums or any of them shall not be so paid and the certificates shall not be so delivered, Landlord may procure and/or pay for the same, and the amount so paid by Landlord, with interest thereon at the rate of ten percent (10%) per annum from the date of payment, shall become due and payable by Tenant as additional rent with the next or any subsequent installment of basic rent which shall become due after such payment by Landlord; it being expressly covenanted that payment by Landlord of any such premium shall not be deemed to waive or release the default in the payment thereof by Tenant, or the right of the Landlord to take such action as may be permissible hereunder as in the case of default in the payment of basic rent.

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     Tenant shall not violate or permit to be violated any of the  conditions or provisions of any of said policies, and Tenant shall so perform and satisfy the requirements of the companies writing such policies that at all times companies of good standing shall be willing to write and continue such insurance.

     If the Term of this Lease shall not expire concurrently with the expiration of the period covered by such insurance, Tenant's liability for premium increases shall be prorated on an annual basis.

12. Representations of Landlord. Landlord represents and warrants that to the best of Landlord's knowledge as of the date hereof:

     12.1   Landlord owns fee simple title to the Premises;

     12.2 Landlord has the full power, right and authority to make this Lease for the Term and any renewals thereof; and

     12.3 There are no environmental violations and no underground storage tanks at the Premises.

13.  Indemnity.

     13.1   Tenant  agrees to,  and hereby  does,  indemnify  and hold  harmless
            Landlord from and against any and all loss, cost and expense, including reasonable attorney's fees, from claims for injury to person or damage to property arising out of any negligent acts or omissions of Tenant or its agents and employees in their use and occupancy of the Premises or arising out of any failure on the part of Tenant to keep and perform its covenants and obligations hereunder.

     13.2 Landlord agrees to indemnify, defend and hold harmless Tenant from and against any and all costs, losses, damages, expenses, including reasonable attorney's fees, from claims for injury to person or property or damage to property arising out of any negligent acts or omissions of the Landlord or its agents and employees or any losses, damages, expenses or reasonable attorney's fees which result, directly or indirectly, from inaccuracy in, or any breach by Landlord of, any of the representations or warranties set forth in this Lease or a failure by Landlord to perform any of its covenants or obligations hereunder.

14. Damage or Destruction. In the event of any damage or destruction to the Premises by fire or other casualty, by reason other than the Tenant's, Tenant's employees', agents', contractors' or representatives' negligence or willful misconduct, and such damage or destruction can reasonably be repaired or restored within one hundred twenty (120) days from the occurrence thereof, Landlord shall, at its sole expense, promptly commence such repair and restoration, and shall complete the same as soon as reasonably possible thereafter so that the Premises, after such repair and restoration, are as nearly as possible equal to the value of the Premises immediately prior to such damage or destruction or in conformity with any plans and specifications that may have been agreed upon by Landlord and Tenant. In the event that any such damage or destruction to the Premises or

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     any necessary  means of access  thereto  cannot  reasonably be repaired and restored within one hundred twenty (120) days, Landlord and Tenant may each terminate this Lease by giving written notice of such termination to the other within thirty (30) days after the occurrence of such damage or destruction and all obligations and liabilities of Tenant and Landlord hereunder shall terminate as of the date of such damage or destruction. In the event that this Lease is not terminated by the exercise of such right by either party, Landlord shall, at its own cost and expense and regardless of whether there are available insurance proceeds sufficient for the purpose, promptly commence and proceed diligently to repair and restore such damage and destruction to the Premises so that the Premises, after such repair and restoration are as nearly as possible equal to the value of the Premises immediately prior to such damage or destruction.

15. Holdover. In the event that Tenant holds over or retains the premises after the expiration of this Lease, or any renewal thereof, without Landlord's consent, the tenancy thereupon arising shall be construed to be a month-to-month tenancy at the rental in effect immediately preceding such expiration increased by the greater of twenty percent (20%) or the percentage increase in the Consumer Price Index as provided in Paragraph 3 of this Lease, and upon such other terms and conditions as specified herein.

16. Assignment. Neither the Tenant nor its successors or assigns shall assign this Lease, without the prior written permission of the Landlord which shall not be unreasonably withheld or delayed and, unless simultaneously with such assignment, the assignee executes and delivers to Landlord an instrument in recordable form whereby the assignee assumes the terms of this Lease and covenants to perform all the terms, covenants and conditions thereof. Neither such an assignment nor such an assumption of liability by the assignee shall release any person, firm or corporation including Tenant, already liable for the performance of the terms and conditions of this Lease.

     Notwithstanding the foregoing, Tenant may sublet or assign without consent to a parent corporation, subsidiary, or any affiliate of Tenant. Further, this Lease may be assigned or sublet in whole or in part without consent of the Landlord to any corporation into or with which Tenant may be merged or consolidated. An "affiliate" shall mean any corporation which, directly or indirectly, controls or is controlled by or is under common control with Tenant. For this purpose, "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such corporation, whether through the ownership of voting securities or by contract or otherwise. A "subsidiary" shall mean any corporation not less than fifty-one percent (51%) of whose outstanding stock shall, at the time, be owned directly or indirectly by Tenant. A "parent" shall mean any corporation which owns not less than fifty-one percent (51%) of the ownership of Tenant.

17. Inspection. Landlord may enter upon the Premises at all reasonable business hours upon advance notice to Tenant for the purpose of showing the Premises to prospective buyers, mortgage lenders, contractors, insurers, and after the date for exercise of the renewal option(s), if not exercised, or in the last nine (9) months of the renewal term for the purpose of showing the Premises to prospective Tenants, and for the purpose of examining or inspecting the same and in order that Landlord may make such repairs as

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     may be  required  to be made by  Landlord  under the  terms  hereof or such repairs or alterations as may be deemed necessary for the safety of preservation of the Premises, provided, however, that such right shall be exercised at such time, and in such manner as to not unreasonably interfere with Tenant's business activities and such shall be consistent with Tenant's security requirements. Any entry upon the Premises by Landlord shall be consistent with any rules and regulations pertaining to banks.

18. Quiet Enjoyment. Landlord covenants and agrees that Tenant, upon paying the rent and all other charges herein provided for and performing all of its other obligations hereunder, shall lawfully and quietly hold, occupy and enjoy the full possession of the Premises, together with the parking rights described herein, during the Term, and any extensions thereof, without hindrance, molestation or disturbance by Landlord.

19. Surrender. Except as set forth in this Lease, Tenant agrees to surrender the Premises at the expiration or earlier termination of this Lease in as good condition and repair as the same are required to be kept and maintained by Tenant during the Term, reasonable wear and tear excepted.

20. Mortgages. The Premises may be mortgaged by Landlord from time to time. Upon request by Landlord, Tenant shall execute and deliver to Landlord an instrument, in recordable form, which shall subordinate this Lease to such mortgage conditioned upon Landlord obtaining from the holder of any mortgage having priority over this Lease, an instrument, in recordable form, which shall provide that the rights of Tenant hereunder shall not be disturbed in the event of any foreclosure of such mortgage or any sale of the premises pursuant to such mortgage as long as Tenant is not in default hereunder beyond any applicable grace period.

21. Real Estate Taxes. Landlord shall pay all taxes and assessments levied and assessed against the Demised Premises as the same become due and payable. Tenant shall reimburse Landlord in an amount equal to the amount of such taxes paid in and applicable to the Demised Premises during any year of the term. Landlord shall provide Tenant with copies of applicable tax bills and breakdown calculations, as appropriate, for any such reimbursed amounts. Tenant may elect to contest any taxes in which case such contest may be made in the name of Landlord or Tenant, as Tenant may determine, and Landlord shall cooperate reasonably with Tenant but without expense to Landlord in such event. Tenant shall be entitled to any refund of any excess payments made by Tenant.

     Landlord represents that Lot 65 in Block 46.01 of the official Tax Assessment Map of Spring Lake Heights constitutes the tax parcel of which the Demised Premises form a part and that such tax parcel is taxed as a single unit. During the period that only Tenant leases or rents a portion of Lot 65, Block 46.01 the Tenant shall pay the entire portion of the land taxes for Lot 65, Block 46.01. If Landlord constructs a building(s) or an addition to the building on the Premises then Tenant's obligation for a proportionate share of real estate taxes for the land shall be reduced so that Tenant shall pay a fraction of the taxes assessed for said land in which the numerator is the square footage of the Premises leased by Tenant and the denominator is the gross square footage of space of the building(s), including any addition to the existing building.

     Tenant's proportionate share of taxes shall include an apportionment on the basis of the valuation of the building on the Demised Premises by the taxing authorities, which building is being leased by Tenant pursuant to this Lease. Tenant shall not be required to pay any portion of the real estate taxes attributable to other buildings or improvements or additions that are or may be on the tax lot which include the Premises.

     Nothing herein shall require Tenant to pay local, state or federal income taxes assessed against Landlord; or sales, excise, franchise, gift, estate, succession, inheritance or transfer taxes of Landlord.

     If a separate tax bill can be obtained from the Demised Premises then either Landlord or Tenant may at its option seek to obtain such separate tax bill and there shall be an appropriate adjustment to the taxes to be paid by Tenant based upon the separate tax bill if obtained.

     In the first or last year of the term of this Lease, or any renewal term, as the case may be, Tenant's liability shall be apportioned so that Tenant pays only for such part of the tax year that should be included in the term of this Lease.

     Any dispute between the parties with regard to the allocation of the property taxes shall be resolved by arbitration. In the event of a dispute the parties shall select an arbitrator within thirty (30) days of request by one to the other and the cost of the arbitrator shall be shared equally. In the event Landlord and Tenant cannot agree upon the arbitrator within the aforesaid period then the parties shall request the American Arbitration Association to appoint an arbitrator and the fees of the American Arbitration Association and the arbitrator shall be shared equally by the parties. The decision of the arbitrator shall be final and binding upon the parties.

22. Brokerage. Each party warrants that it has had no dealings with any broker or agent in connection with the negotiations or execution of this Lease and a party who falsely so warrants shall indemnify the other party against all costs, claims, expenses, attorney's fees or other liability for commissions or other compensation or charges claimed by any broker or agent claiming the same by, through or under said party.

23. Default. In the event that (1) Tenant fails to make any payment of rent within ten (10) days of the due date as herein provided, or (2) in the event Tenant fails to perform any of the other obligations to be performed by Tenant, and such failure continues for thirty (30) days after written notice from Landlord specifying such failure (or, if such failure requires more than thirty (30) days to cure, for such reasonable period required to cure such failure, provided that Tenant commences curing such failure within such thirty (30) day period and thereafter diligently proceeds to cure such failure), then Landlord may terminate this Lease by giving written notice of such termination to Tenant, or, without first terminating this Lease, Landlord may take immediate possession of the Premises.

24. Violation, Eviction, Re-entry and Damages. The Landlord reserves a right of re-entry which allows the Landlord to end this Lease and re-enter the Premises if Tenant defaults under this Lease and fails to cure such default within any grace period allowed by the

     Lease. Tenant is liable for all damages caused by its violation of any agreement in this Lease.

     After eviction, Tenant shall pay the rent on the dates originally fixed for payment thereof in what would otherwise have constituted the balance of the Term or until the Landlord re-rents the Premises, if sooner. If the Landlord re-rents the Premises for less than Tenant's rent, Tenant shall pay the difference until what otherwise would have constituted the balance of the term. Tenant shall not be entitled to any excess resulting from the re-renting. Tenant shall also pay (a) all reasonable expenses incurred by Landlord in preparing the Premises for re-renting and (b) reasonable commissions paid to a broker for finding a new tenant. In the event of default by Tenant Landlord shall be entitled to recover its reasonable attorney's fees and costs incurred in pursuing its remedies.

25. Condemnation. If all of the Demised Premises are taken for any public or quasi-public use under any statute, by right of eminent domain, this Lease shall terminate and cease on the date when possession shall be taken and all rents, additional rents and other charges shall be pro-rated and paid to such date. In the event of any taking of the Premises by public authority under power of eminent domain or otherwise of a part of the Demised Premises so as to render the remainder unavailable for Tenant's use for its ordinary business purposes, Tenant may terminate this Lease by giving written notice of such termination to Landlord within thirty (30) days after any notice of condemnation or of the intention of the public authority to condemn such property and all obligations and liabilities of Tenant and Landlord hereunder shall terminate on the date of such condemnation. In the event of any condemnation of part of the Premises and this Lease is not terminated, Landlord shall be entitled to receive the entire award and shall promptly restore any damages to the Premises resulting therefrom but Tenant may receive a condemnation award provided it does not diminish Landlord's award. If Tenant is so deprived of the use and occupancy of any part of any repairs or restoration, rent shall be abated for the time and to the extent that Tenant is deprived of such use. In the event of any taking of the Premises or any part thereof and this Lease is terminated, Tenant shall be entitled to receive any portion of the award specifically designated for Tenant, such as moving expenses, if any, and such part of the entire award as Tenant shall be entitled to receive under the law.

26. Notices. Any notices required or permitted to be given hereunder shall be deemed sufficient if given by communication in writing, sent by United States mail, postage prepaid and certified, and addressed as follows: If to Landlord, at the address first above set forth herein; if to Tenant, at the address set forth at page one of this Lease to the attention of Richard O. Lindsey or to such other address, in either case, as such party may designate to the other party in writing as above set forth. In the event of notice of default by Landlord to Tenant a copy shall be sent to:

                           James G. Aaron, Esq.
                           Ansell, Zaro, Grimm & Aaron
                           1500 Lawrence Avenue
                           Ocean, New Jersey  07712

                           ____________________

                           ____________________

     In the event of notice of default by Tenant to Landlord a copy shall be sent to:

                           James T. Sabaitis, Esq.
                           2022 Highway 71
                           Spring Lake Heights, New Jersey  07762


27. Successors and Assigns. This Lease shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

28. Severability. To the extent that any provision herein is held invalid in any judicial or quasi-judicial proceeding, then that provision shall be deemed to be deleted, and the remaining provisions shall remain in full force and effect.

29. Governing Law. This Lease is deemed to be made under and shall be construed according to, the laws of the State of New Jersey.

30. Waiver. The waiver, by either party, or strict compliance or performance of any of the terms of this Lease or of any breach of this Lease on the part of the other party shall not be construed or deemed to be a waiver of any prior of subsequent failure to comply strictly with or perform the same or any other term or condition of this Lease or of any breach of this Lease.

31. Captions. The paragraph captions herein are for convenience only and shall in no way affect the interpretation of this Lease or any part hereof.

32. Jury Waiver. Landlord and Tenant waive a trial by jury or any and all issues arising in any action or proceeding between the parties upon, under or connected with this Lease or any of its provisions, directly or indirectly, or any and all negotiations in connection therewith, or Tenant's use or occupation on the Premises.

33. No Disqualification. Landlord and Tenant represent and warrant that they are not disqualified under federal, state or other laws, or under the rules or regulations of any governmental department or authority, from acquiring, owning, leasing and holding any interest in real property. Tenant further represents that the execution of the within Lease was duly authorized pursuant to the terms and conditions of its charter and by laws and that the persons executing the same were duly authorized to act on behalf of the Tenant and impress the seal of the corporation thereon.

34. Marginal Notes. The marginal notes, if any, are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope or intent of this Lease nor in any way affect this Lease.

35. Entire Agreement. This Lease constitutes the entire and only agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all prior agreements, arrangements, communications, or representations, whether oral or written, between the parties with respect to the subject matter hereof. No alteration, amendment, change, modification, addition, or waiver to this Agreement shall be valid or binding unless the same is in writing and signed by duly authorized representative of each of the parties.

36. Contingency. The parties hereto expressly acknowledge and agree that this Lease is contingent upon Monmouth Community Bank obtaining any and all approvals necessary from the FDIC and the New Jersey Department of Banking and Insurance to operate a branch office. Monmouth Community Bank shall have until April 1, 1999 to obtain any such approvals required. If Monmouth Community Bank fails to obtain all required approvals within the time frame set forth above, either party shall have the right to terminate this Lease. Provided, however, that in the event of such termination by the Landlord, Monmouth Community Bank shall be entitled to three (3) business days written notice period within which time it may elect to waive this contingency.

     IN WITNESS WHEREOF, the parties have caused this Lease to be executed by their duly authorized representatives.

ATTEST:                                          MONMOUTH COMMUNITY BANK


           /s/ Patricia Krebs                By: /s/ Richard O. Lindsey
-----------------------------------              ------------------------------
                                                 Richard O. Lindsey
                                                 President and CEO

WITNESS:


             /s/ [illegible]                     /s/ Anthony S. Amoscato
-----------------------------------              ------------------------------
                                                 ANTHONY S. AMOSCATO

WITNESS:


             /s/ [illegible]                     /s/ Geraldine R. Amoscato
-----------------------------------              ------------------------------
                                                 GERALDINE R. AMOSCATO

STATE OF NEW JERSEY :
                    : ss.:
COUNTY OF MONMOUTH  :

     On the 28th day of December, 1998, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared ANTHONY
S. AMOSCATO and GERALDINE R. AMOSCATO, to me known and known to me to be the individual described in, and who executed the within instrument and acknowledged to me that they execute same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                            /s/ [illegible]
                                            ------------------------------------
                                            NOTARY PUBLIC
                                            Date:              [illegible]
                                                 -------------------------------


STATE OF NEW JERSEY :
                    : ss.:
COUNTY OF MONMOUTH  :

     On the 22nd day of December, 1998, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared Richard
O. Lindsey, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the President and CEO of MONMOUTH COMMUNITY BANK, the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                                     /s/ Kathy Cusick
                                                     ---------------------------
                                                     NOTARY PUBLIC
                                                     Date:      12/22/98
                                                          ----------------------

                                   EXHIBIT "A"
                                   -----------



                               Lot 65, Block 46.01
                               -------------------

                               [Drawing of a map]

                                   EXHIBIT A-1
                                   -----------


                             PERMITTED ENCUMBRANCES
                             ----------------------


1. Mortgage to First Fidelity Bank, dated July 12, 1990, recorded July 16, 1990 in MB 4848, Page 206, Collateral Assignment, recorded in MB 4848, Page 219, and UCC Financing Statement No. 64912).

2.   Easements contained in DB 4914, Page 357.

                            FIRST AMENDMENT TO LEASE
                            ------------------------


     THIS FIRST AMENDMENT TO LEASE is made and entered into this 2nd day of March, 1999, by and between ANTHONY S. AMOSCATO and GERALDINE R. AMOSCATO, whose address is 580 Centre Street, Nutley, New Jersey 07110 ("Landlord"), and MONMOUTH COMMUNITY BANK, a banking corporation of the State of New Jersey, the principal place of business of which is located at 627 Second Avenue, Long Branch, New Jersey 07740-0630 ("Tenant").

     WHEREAS, Landlord and Tenant have entered into that certain Lease (the "Lease") dated December 22, 1998 regarding premises located at 700 Allaire Road, Spring Lake Heights, New Jersey; and

     WHEREAS, the Landlord and the Tenant now wish to modify and amend the Lease with respect to the commencement date and option provision dates set forth in paragraphs 2 and 3 of the Lease, respectively.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Landlord and Tenant agree as follows:

I. Paragraph 2 of the Lease is hereby deleted in its entirety and the following paragraph is substituted in its place:

     "2. Term. The Term of this Lease shall be five (5) years, commencing on June 1, 1999 ("Commencement Date"), and ending on May 30, 2004 ("Term"). Landlord shall deliver possession of the Premises to Tenant on the Commencement Date."

II. Paragraph 3 of the Lease is hereby deleted in its entirety and the following paragraph is substituted in its place:

          "3.  Options to Renew.

               3.1.  Provided  Tenant  shall not then be in default,  as defined below, in the performance of any of its obligations and covenants under this Lease, Tenant may renew the Term of this Lease upon all of the terms, provisions and conditions herein set forth (unless otherwise expressly set forth herein) for an additional successive period of five years commencing on June 1, 2004 and ending on May 31, 2009 (the "First Renewal Term") by giving written notice thereof to Landlord at the address set forth above by registered or certified mail, postage prepaid, mailed not less than 180 days prior to the expiration of the Term.

               3.2. Provided Tenant shall not then be in default, as defined below, in the performance of any of its obligations and covenants under this Lease as extended through the First Renewal Term, Tenant may renew the Term of this Lease upon all of the terms, provisions and conditions herein set forth (unless otherwise expressly set forth herein) for an additional successive period of five years commencing on June 1, 2009 and ending on May 31, 2014 by giving written notice thereof to Landlord at the address set forth above by registered or certified mail, postage prepaid, mailed not less than 180 days prior to the expiration of the First Renewal Term."

III. In all other respects, the Lease shall remain unchanged.

     IN WITNESS WHEREOF, the parties have caused this First Amendment to Lease to be executed by their duly authorized representatives.




           Patricia Krebs                   By: /s/ Richard O. Lindsey
--------------------------------                ------------------------------
                                                Richard O. Lindsey
                                                President and CEO



          /s/ [illegible]                         /s/ Anthony S. Amoscato
--------------------------------                ------------------------------

                                                ANTHONY S. AMOSCATO



          /s/ [illegible]                         /s/ Geraldine R. Amoscato
--------------------------------                ------------------------------

                                                GERALDINE R. AMOSCATO

STATE OF NEW JERSEY :
                    : ss.:
COUNTY OF MONMOUTH  :

     On the 6th day of March, 1999, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared ANTHONY S. AMOSCATO and GERALDINE R. AMOSCATO, to me known and known to me to be the individual described in, and who executed the within instrument and acknowledged to me that they execute same.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                                     ---------------------------
                                                     NOTARY PUBLIC

                                                     Date:
                                                          ----------------------


STATE OF NEW JERSEY :
                    : ss.:
COUNTY OF MONMOUTH  :

     On the 2nd day of March, 1999, before me, a Notary Public in and for said County and State, duly commissioned and sworn, personally appeared Richard O. Lindsey, (name of Officer of Corporation executing Lease as Tenant) to me known, who, being by me duly sworn, did depose and say that he is the President and CEO of MONMOUTH COMMUNITY BANK, the corporation described in, and which executed the foregoing instrument; that he knows the seal of said corporation, that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation and that he signed his name thereto by like order.

     IN TESTIMONY WHEREOF, I have hereunto set my hand and affixed by official seal the day and year in this certificate first above written.


                                                     /s/ Kathy Cusick
                                                     ---------------------------
                                                     NOTARY PUBLIC
                                                     Date:       3/2/99
                                                          ----------------------

                                    EXHIBIT B
                                    ---------


                             Furniture and Equipment
                             -----------------------


1-desks with returns                             1-coffee tables
3-desks without returns                          3-love seats
5-2 Drawer Lateral Cabinets                      2-rectangular tables
4-credenzas                                      2-desk/table lamps
18-guest chairs                                  2-wall mounted lamps
3-desk chairs                                    1-kitchen table with 4 chairs
2-secretarial chairs                             1-check writing desk
3-end tables

                                JAMES T. SABAITIS
                                 ATTORNEY AT LAW
                           2022 Highway 71, Suite 201
                      Spring Lake Heights, New Jersey 07762

                                 _______________

                            TELEPHONE (732) 974-1700
                            FACSIMILE (732) 974-0570


                                                  ALSO ADMITTED IN MASSACHUSETTS



                                          March 8, 1999

Richard C. Lindsey, President & CEO
Monmouth Community Bank
627 Second Avenue
Long Branch, New Jersey  07740

         Re:  First Amendment to Lease
              700 Allaire Road, Spring Lake Heights, New Jersey

Dear Mr. Lindsey:

     Enclosed for your file is the fully executed First Amendment to Lease. I have also enclosed a listing of furniture that the Landlord anticipates to leave at the site for your use. As we discussed, the furniture will remain the property of the Landlord. In the event that the Bank wishes to replace (or not use) any of the furniture it must be returned to the Landlord. At the end of the Lease, all such furniture must be returned to the Landlord in good condition, reasonable wear and tear excepted. Please call me with any questions.

     Again, it has been a pleasure working with you. We are looking forward to the opening of the Spring Lake Heights branch of Monmouth Community Bank and wish you all the best.

                                          Sincerely,

                                          /s/ James T. Sabaitis
                                          ---------------------------
                                          James T. Sabaitis



cc:  Mr. & Mrs. Anthony S. Amoscato